UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 13, 2021

Knoll, Inc.
(Exact name of registrant as specified in its charter)
Commission File Number:  001-12907

Delaware	13-3873847
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1235 Water Street
East Greenville,	PA	18041
(Address of principal executive offices, including zip code)

(215) 679-7991
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	KNL	New York Stock Exchange

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders
The following matters were voted on at the Knoll, Inc. (the "Company") 2021 annual meeting of stockholders, which took place on May 13, 2021:
 Proposal One - To elect four directors named in the proxy statement for a term ending at the Company’s 2024 annual meeting of stockholders. The following nominees were elected to the Board of Directors by the votes indicated below:

	Total Votes For	Total Votes Withheld	Broker Non-Votes
Daniel W. Dienst	54,351,240	470,720	1,715,287
Jeffrey A. Henderson	54,627,344	194,616	1,715,287
Christopher G. Kennedy	54,266,219	555,741	1,715,287
Stephanie Stahl	48,328,403	6,493,557	1,715,287
Proposal Two - To approve the Knoll, Inc. 2021 Stock Incentive Plan. The proposal was approved by the votes indicated below:

Votes For	53,589,530
Votes Against	1,128,575
Abstain	103,855
Broker Non-Votes	1,715,287
Proposal Three - To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.  The proposal was approved by the votes indicated below:

Votes For	55,710,826
Votes Against	725,882
Abstain	100,539
Broker Non-Votes	—
Proposal Four - To approve, on an advisory basis, the Company's executive compensation.  The proposal was approved by the votes indicated below:

Votes For	37,173,036
Votes Against	17,541,756
Abstain	107,168
Broker Non-Votes	1,715,287
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
EX 104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Knoll, Inc.

Date: May 14, 2021
	By:	/s/ Michael A. Pollner
Michael A. Pollner
Senior Vice President, Chief Administrative Officer, General Counsel and Secretary